NEWS RELEASE

The Andersons, Inc. Reports First Quarter 2019 Results

Maumee, Ohio, May 6, 2019 - The Andersons, Inc. (NASDAQ: ANDE) announces financial results for the first quarter ended March 31, 2019.

First Quarter Highlights:

•
Company reports a net loss of $14.0 million or $0.43 per diluted share and an adjusted net loss of $5.3 million, or $0.16 per diluted share. Adjustments include $8.7 million, or $0.27 per diluted share, of expenses related to the Lansing Trade Group acquisition, which closed in early January. Integration is progressing well.

•	Adjusted EBITDA increases by 45 percent to $40.2 million.

•	Trade Group reports pretax loss of $17.5 million and adjusted pretax loss of $5.9 million in a continuing difficult grain margin environment.

•	Ethanol Group remains profitable in a weak margin environment, recording $2.6 million of pretax income on continued improved plant efficiency.

•	Plant Nutrient Group records pretax loss of $3.9 million on delayed primary and specialty nutrient sales and lower lawn and contract manufacturing results.

•	Rail Group earns $4.3 million of pretax income on better railcar leasing and repair income.

“We closed our acquisition of Lansing Trade Group successfully in early January, and our work to integrate it with our former Grain Group is on schedule,” said President and CEO Pat Bowe. “I am very pleased with how well the new Trade Group team is functioning. However, our overall results were hampered by markets that continue to be negatively impacted by trade disruptions and poor weather that are affecting multiple business units significantly.”

$ in millions, except per share amounts
	Q1 2019	Q1 2018	Variance
Pretax Income (Loss) Attributable to the Company[1]	$(19.4)	$(2.0)	$(17.4)
Adjusted Pretax Income (Loss)	$(7.9)	$(2.0)	$(5.9)
Trade (Grain) Group	$(5.9)	$(1.2)	$(4.7)
Ethanol Group	$2.6	$3.1	$(0.5)
Plant Nutrient Group	$(3.9)	$1.1	$(5.0)
Rail Group	$4.3	$4.0	$0.3
Other	$(4.9)	$(8.9)	$4.0
Net Income (Loss)	$(14.0)	$(1.7)	$(12.3)
Adjusted Net Income (Loss)	$(5.3)	$(1.7)	$(3.6)
EPS	$(0.43)	$(0.06)	$(0.37)
Adjusted EPS	$(0.16)	$(0.06)	$(0.10)
EBITDA	$28.7	$27.7	$1.0
Adjusted EBITDA	$40.2	$27.7	$12.5
1 Excludes net income (loss) attributable to the noncontrolling interests of $(0.2) in Q1 2019 and ($0.3) in Q1 2018.

“The Trade Group’s adjusted results were mixed, as weak markets and foreign trade uncertainty limited grain margin opportunities, and the group also incurred some insured property losses at one Nebraska facility due to heavy rains,” Bowe continued. “The Ethanol Group’s results were encouraging, as the group remained profitable by continuing its excellent plant efficiency and hedging its production well. The Plant Nutrient Group continues to struggle, as its results were hurt by lower volume, primarily in agriculture and lawn fertilizer, and higher operating expenses. Rail’s results improved on better leasing and repair results, even while it reduced car sale income by electing to sell fewer cars.”

Adjustments Related to the Lansing Acquisition

The company made significant purchase price accounting adjustments and incurred other expenses during the period due to the Lansing acquisition. The company adjusted the Trade Group’s results for several one-time, largely noncash expenses totaling $8.2 million, or $0.19 per diluted share, and for noncash stock compensation expenses totaling $3.4 million, or $0.08 per diluted share, that were associated with the acquisition.

While not included in the adjustments above, the group also incurred an incremental $4.4 million, or $0.10 per diluted share, of depreciation and amortization expenses due to the revaluation of Lansing and Thompsons Limited fixed assets and the valuation of its definite-lived intangibles. The group expects to incur similar amounts each quarter through 2021.

In addition, the company has recast first quarter 2018 pretax income for the Grain and Ethanol Groups to conform to segment reporting changes made in conjunction with the Lansing acquisition. The changes, which related to service agreements for DDG marketing and a lease of grain storage assets in Denison, resulted in a shift of $1.2 million in pretax income from the Grain Group to the Ethanol Group. The Company expects similar shifts for each of the remaining three quarters of 2018.

First Quarter Segment Overview

Trade Group Results Muted by Difficult Margin Environment

With the closing of the Lansing acquisition effective January 1, 2019. Trade Group results now include the consolidated operating results of both Lansing and Thompsons.

The Trade Group recorded a pretax loss of $17.5 million and an adjusted pretax loss of $5.9 million for the quarter. As noted above, the group also incurred $4.4 million of incremental depreciation and amortization expenses. The former Grain Group posted a loss of $1.2 million in the first quarter of 2018.

•	Income from merchandising activities was muted by limited market volatility.

•
Income derived from grain originations and the group’s assets was down slightly on limited farmer selling and diminished income from storing wheat; those results also included a $2.2 million insured loss due to property damage caused by heavy rains in Nebraska.

•	Food ingredient and specialty grains business results were down.

Due in large part to the Lansing acquisition, the group’s first quarter 2019 EBITDA and adjusted EBITDA were $7.0 million and $18.6 million, respectively, which compare favorably to the Grain Group’s $5.7 million EBITDA in the first quarter of 2018.

Ethanol Group Performance Down Slightly on Weak Margins

The Ethanol Group earned pretax income of $2.6 million in the first quarter, somewhat less than the $3.1 million of pretax income it earned in the same period in 2018.

•	Industry margins were weak, but improved late in the quarter.

•	The group continued to improve plant efficiency, which led to higher product yields.

•	E85 sales were well below those of the prior year, but began rebounding as gasoline prices rose.

Construction is nearly complete on the state-of-the-art bio-refinery in Kansas that the group is building in partnership with ICM, Inc. The company expects the facility to begin operating early in the third quarter.

Plant Nutrient Group Records Pretax Loss of $3.9 Million as All Product Lines Struggle

The Plant Nutrient Group recorded a pretax loss of $3.9 million in the first quarter compared to pretax income of $1.1 million in the prior year period.

•	Both primary and specialty nutrient volumes significantly lagged the prior year due to extended cold and wet weather.

•	Lawn and contract manufacturing got off to a decent start, but volumes were down even more than expected.

The group’s current quarter EBITDA was $5.0 million, a $4.3 million decrease from 2018 first quarter results.

Rail Group Registers Improved Quarter on Stronger Leasing and Repair Results

The Rail Group earned first quarter pretax income of $4.3 million compared to $4.0 million in the same period of the prior year.

•	The group’s income from railcar leasing increased by $1.2 million year over year on record utilization, more cars on lease and slightly higher average lease rates.

•	Income from car sales declined $1.7 million year over year.

•	Service and other pretax income improved by $0.9 million on higher volume and better margins in the repair business.

The group’s first quarter 2019 EBITDA was $16.3 million, up 20 percent from the $13.5 million in the comparable 2018 period.

Adjusted Net Corporate Expenses Decline Year over Year

Unallocated net company-level expenses were $4.9 million, down considerably from the $8.9 million net expenses incurred in the comparable 2018 period. The year-over-year decrease was due in part due to the absence of severance expenses, which were $1.4 million in the prior period, and lower expenses associated with SAP implementation.

Conference Call

The company will host a webcast on Tuesday, May 7, 2019, at 11 a.m. Eastern Daylight Time, to discuss its performance and provide its updated outlook for 2019. To access the call, please dial 866-439-8514 or 678-509-7568 (participant passcode is 9681589). It is recommended that you call 10 minutes before the conference call begins.

To access the webcast, click on the link: http://edge.media-server.com/m6/p/aec8j4o7.  Complete the four fields as directed and click Submit. A replay of the call can also be accessed under the heading "Investors" on the Company website at www.andersonsinc.com.

Forward-Looking Statements

This release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially. Without limitation, these risks include economic, weather and regulatory conditions, competition, and the risk factors set forth from time to time in the company’s filings with the Securities and Exchange Commission. Although the company believes that the assumptions upon which the financial information and its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct.

Non-GAAP Measures

This release contains non-GAAP financial measures. The company believes adjusted pretax income, adjusted net income, adjusted net income per share, EBITDA and adjusted EBITDA provide additional information to investors and others about its operations, allowing an evaluation of underlying operating performance and better period-to-period comparability. Adjusted pretax income, adjusted net income, adjusted net income per share, EBITDA and adjusted EBITDA do not and should not be considered as alternatives to pretax income, net income or net income per share as determined by generally accepted accounting principles. Reconciliations of the GAAP to non-GAAP measures may be found within the financial tables provided in the release.

Company Description

Founded in 1947 in Maumee, Ohio, The Andersons, Inc. (Nasdaq: ANDE) is a diversified company rooted in agriculture that conducts business in the commodity trading, ethanol, plant nutrient and rail sectors. Guided by its Statement of Principles, The Andersons strives to provide extraordinary service to its customers, help its employees improve, support its communities and increase the value of the company. For more information, please visit www.andersonsinc.com.

Investor Relations Contact
John Kraus
Director, Investor Relations
Phone: 419-891-6544
E-mail: investorrelations@andersonsinc.com

The Andersons, Inc.
Condensed Consolidated Statements of Operations (unaudited)

	Three months ended March 31,
(in thousands, except per share data)	2019	2018
Sales and merchandising revenues	$2,079,391	$635,739
Cost of sales and merchandising revenues	1,969,727	572,034
Gross profit	109,664	63,705

Operating, administrative and general expenses	113,349	64,257
Interest expense	15,910	6,999
Other income:
Equity in earnings of affiliates	1,519	3,573
Other income, net	(1,514)	1,686
Income (loss) before income taxes	(19,590)	(2,292)
Income tax provision (benefit)	(5,442)	(310)
Net income (loss)	(14,148)	(1,982)
Net income (loss) attributable to the noncontrolling interests	(155)	(282)
Net income (loss) attributable to The Andersons, Inc.	$(13,993)	$(1,700)

Per common share:
Basic earnings (loss) attributable to The Andersons, Inc. common shareholders	$(0.43)	$(0.06)
Diluted earnings (loss) attributable to The Andersons, Inc. common shareholders	$(0.43)	$(0.06)
Dividends paid	$0.170	$0.165

The Andersons, Inc.
Reconciliation to Adjusted Net Income (unaudited)

	Three months ended March 31,
(in thousands, except per share data)	2019	2018
Net income (loss) attributable to The Andersons, Inc.	$(13,993)	$(1,700)
Items impacting other income, net of tax:
One time acquisition costs	6,116	—
Transaction related stock compensation	2,562	—
Total adjusting items	8,678	—
Adjusted net income (loss) attributable to The Andersons, Inc.	$(5,316)	$(1,700)

Diluted earnings (loss) attributable to The Andersons, Inc. common shareholders	$(0.43)	$(0.06)

Impact on diluted earnings per share	0.27	—
Adjusted diluted earnings (loss) per share	$(0.16)	$(0.06)

The Andersons, Inc.
Condensed Consolidated Balance Sheets (unaudited)

(in thousands)	March 31, 2019	December 31, 2018	March 31, 2018
Assets
Current assets:
Cash and cash equivalents	$29,991	$22,593	$31,497
Restricted cash	—	—	—
Accounts receivable, net	611,290	207,285	216,021
Inventories	1,026,465	690,804	731,629
Commodity derivative assets – current	158,277	51,421	43,810
Other current assets	60,222	50,703	57,147
Assets held for sale	364	392	57,775
Total current assets	1,886,609	1,023,198	1,137,879

Other assets:
Commodity derivative assets – noncurrent	3,757	480	1,739
Other assets, net	352,905	127,503	143,445
Right of use asset, net	85,766	—	—
Equity method investments	121,781	242,326	224,449
	564,209	370,309	369,633
Rail Group assets leased to others, net	537,629	521,785	462,253
Property, plant and equipment, net	671,805	476,711	393,763
Total assets	$3,660,252	$2,392,003	$2,363,528

Liabilities and equity
Current liabilities:
Short-term debt	$434,304	$205,000	$489,000
Trade and other payables	590,258	462,535	263,519
Customer prepayments and deferred revenue	148,345	32,533	81,778
Commodity derivative liabilities – current	66,623	32,647	15,424
Accrued expenses and other current liabilities	151,648	79,046	60,095
Current maturities of long-term debt	55,160	21,589	14,134
Total current liabilities	1,446,338	833,350	923,950

Right of use liability	57,451	—	—
Other long-term liabilities	12,262	32,184	31,536
Commodity derivative liabilities – noncurrent	3,821	889	1,414
Employee benefit plan obligations	21,471	22,542	26,310
Long-term debt, less current maturities	982,025	496,187	438,628
Deferred income taxes	138,598	130,087	118,933
Total liabilities	2,661,966	1,515,239	1,540,771
Total equity	998,286	876,764	822,757
Total liabilities and equity	$3,660,252	$2,392,003	$2,363,528

The Andersons, Inc.
Reconciliation to EBITDA and Adjusted EBITDA (unaudited)

(in thousands)	Trade		Ethanol	Plant Nutrient	Rail	Other	Total
Three months ended March 31, 2019
Income (loss) before income taxes	$(17,464)		$2,417	$(3,929)	$4,312	$(4,926)	$(19,590)
Income (loss) attributable to the noncontrolling interest	—		(155)	—	—	—	(155)
Income (loss) before income taxes attributable to The Andersons, Inc.	(17,464)	—	2,572	(3,929)	4,312	(4,926)	(19,435)
Interest expense	10,274		(824)	2,261	3,679	520	15,910
Depreciation and amortization	14,200		139	6,662	8,275	2,925	32,201
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$7,010		$1,887	$4,994	$16,266	$(1,481)	$28,676
Adjusting items impacting EBITDA:
One time acquisition costs	8,154		—	—	—	—	8,154
Transaction related stock compensation	3,416		—	—	—	—	3,416
Total adjusting items	11,570		—	—	—	—	11,570
Adjusted EBITDA	$18,580		$1,887	$4,994	$16,266	$(1,481)	$40,246
Three months ended March 31, 2018
Income (loss) before income taxes	$(1,244)		$2,771	$1,091	$3,969	$(8,879)	$(2,292)
Income (loss) attributable to the noncontrolling interests	—		(282)	—	—	—	(282)
Income (loss) before income taxes attributable to The Andersons, Inc.	(1,244)		3,053	1,091	3,969	(8,879)	(2,010)
Interest expense	2,959		(41)	1,441	2,368	272	6,999
Depreciation and amortization	4,017		1,509	6,727	7,169	3,257	22,679
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$5,732		$4,521	$9,259	$13,506	$(5,350)	$27,668

The Andersons, Inc.
Segment Data (unaudited)

(in thousands)	Trade	Ethanol	Plant Nutrient	Rail	Other	Total
Three months ended March 31, 2019
Revenues from external customers	$1,700,620	$208,831	$128,525	$41,415	$—	$2,079,391
Gross profit	68,989	3,808	20,934	15,933	—	109,664
Equity in earnings of affiliates	(131)	1,650	—	—	—	1,519
Other income, net	(2,990)	84	567	209	616	(1,514)
Income (loss) before income taxes	(17,464)	2,417	(3,929)	4,312	(4,926)	(19,590)
Income (loss) attributable to the noncontrolling interests	—	(155)	—	—	—	(155)
Income (loss) before income taxes attributable to The Andersons, Inc. (a)	$(17,464)	$2,572	$(3,929)	$4,312	$(4,926)	$(19,435)
Three months ended March 31, 2018
Revenues from external customers	$276,027	$173,663	$135,617	$50,432	$—	$635,739
Gross profit	25,225	3,691	22,237	12,552	—	63,705
Equity in earnings of affiliates	1,987	1,586	—	—	—	3,573
Other income, net	325	614	652	16	79	1,686
Income (loss) before income taxes	(1,244)	2,771	1,091	3,969	(8,879)	(2,292)
Income (loss) attributable to the noncontrolling interest	—	(282)	—	—	—	(282)
Income (loss) before income taxes attributable to The Andersons, Inc. (a)	$(1,244)	$3,053	$1,091	$3,969	$(8,879)	$(2,010)
(a) Income (loss) before income taxes attributable to The Andersons, Inc. for each operating segment is defined as net sales and merchandising revenues plus identifiable other income less all identifiable operating expenses, including interest expense for carrying working capital and long-term assets and is reported net of the noncontrolling interest share of income.